SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                             (Amendment No. ____)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement   [ ] Confidential, for Use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

                            Excal Enterprises, Inc.
               (Name of Registrant as Specified in its Charter)

                   __________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[  ] $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.

[  ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
     6(i)(3).

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[  ] Check  box  if any part of the fee is offset as provided by Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:





                    EXCAL ENTERPRISES COMPANY LETTERHEAD

August 30, 1996



Dear Excal Shareholder:

   This consent package contains important information to protect your rights. Study it carefully and return your proxy as soon as possible.

    The protective measures that the Board of Directors is recommending for your approval were developed in response to recent attempts by small groups of shareholders to gain control of Excal. In both cases, these attempts were clearly unproductive and disruptive to the long-term financial well being of the Company and its shareholders. Dealing with such issues has been extremely expensive and has forced far too much management attention to be diverted from day-to-day business operations.

    The first group that tried to take control of Excal has finally liquidated most of its stock and has abandoned its efforts. However, they are continuing legal actions against the Company. In the most recent challenge by the Smith Group, we elected to purchase their block of stock at a premium. The Board of Directors believed this action was in the best interests of the Company and its shareholders for several reasons, including:

   1.Media  coverage of our dispute with the Smith Group caused concern  among
     current  tenants  and  was  directly  responsible  for  the  loss  of   a
     prospective new tenant for Imeson Center.

   2.The Company's estimated litigation costs arising from the Smith Group's actions could have exceeded $500,000, and business would have been further disrupted.

   3.By  purchasing the Smith Group shares, the percentage ownership and share
     of   future   returns   increases  proportionally  for   each   remaining
     shareholder.

    In order to enhance the continuity and stability of the Company's policies in the future, we ask you to return your proxy in support of these protective measures immediately. There is no doubt that the management team installed in 1994 has produced exceptional financial and operational results, even while dealing with these issues. The enclosed Summary highlights these achievements.

    The sooner these additional measures are in place, the sooner we will be able to devote our full attention to the continued growth of Excal and your rights will be even more secure. We look forward to your prompt response.

Sincerely,



W. Carey Webb
President and Chief Executive Officer

                            EXCAL ENTERPRISES, INC.

                      100 North Tampa Street, Suite 3575
                             Tampa, Florida 33602


                                PROXY STATEMENT

    This Proxy Statement and the enclosed form of proxy are being sent to stockholders of Excal Enterprises, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors to authorize the following corporate actions by written consent of stockholders without a meeting:

     (1) to amend the Company's Certificate of Incorporation (the "Certificate") to increase the authorized common shares from 7,500,000 to 20,000,000 common shares.

     (2) to amend the Certificate to provide for a classified Board of Directors and related matters, including:

          (a) classify the Board of Directors into three classes, as nearly equal in number as possible;

          (b) provide that directors may be removed only with the approval of the holders of at least 75% of the voting power of the Company entitled to vote generally in the election of the directors;

          (c) provide that any vacancy on the Board shall be filled by the majority of the directors then in office, although less than a quorum;

          (d) require that a special meeting of stockholders can only be called by the chairman, the Board of Directors or at the request of the holders of at least 35% of the shares entitled to vote at the special meeting;

          (e) require advance notice of stockholder introduction of business at stockholder meetings; and

          (f) increase the stockholder vote required to alter, amend or repeal the foregoing amendments to the Certificate from a majority to 75% of the voting power of the Company.

     (3) to classify directors (subject to the adoption of Proposal 2(a) above).

    The  Proxy  Statement  and  form  of proxy   are  first  being  mailed  to
shareholders on or about August 30, 1996.

   The purpose of proposal 1 (authorization of additional 12,500,000 shares of Common Stock) is to provide that sufficient shares of Common Stock are available for distribution to shareholders in connection with the Company's Rights Plan and generally to enhance further the flexibility of the Company's capital structure.

    The purpose of proposals 2 (a) - (f) (to provide for classified Board of Directors and related matters) and 3 (to classify directors) is to enhance the likelihood of continuity and stability of the Company's policies in the future, since a majority of the directors at any given time will have prior experience as directors. In addition, the Board believes these proposed amendments will permit it to represent more effectively the interests of all stockholders in a variety of situations, including response to circumstances created by demands or actions by a substantial stockholder or stockholder group.

    The Board of Directors has designated W. Carey Webb and Timothy R. Barnes, and each or either of them, with full power of substitution, to execute written consents as proxy agents for the proxies solicited on its behalf. The form of proxy is in ballot form so that a specification may be made to indicate approval or disapproval of, or to abstain with respect to, each of the proposals. All shares represented by proxies will be voted, by written consent in lieu of a meeting of stockholders, in accordance with the specifications marked thereon or, if no specifications are made, will be voted "for" each of the proposals. Any stockholder giving a proxy may revoke the same at any time prior to the actual delivery of a written consent by the proxy agents, by giving written notice of revocation to the Secretary of the Company or by submitting a later dated proxy with a different vote. No written consent or proxy will be effective if delivered more than 60 days after the date of the first written consent delivered to the Company consenting to each of the proposals.

                               VOTING SECURITIES

    The record of stockholders entitled to give proxies concerning the corporate actions to be adopted by written consent was taken at the close of business on August 19, 1996 (the "Record Date"). At such date, the Company had outstanding and entitled to vote 4,666,866 shares of Common Stock, $0.001 par value (the "Common Stock"). Each share of Common Stock entitles the holder to one vote.

    The following table sets forth information, to the best of the Company's knowledge, relating to the beneficial ownership of Common Stock as of the Record Date of each person known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock, for each director and each executive officer of the Company named in the Summary Compensation Table (See Proposal 3) and for all directors and executive officers as a group. Except as otherwise indicated, the persons shown exercise sole voting and investment power over the shares. Where indicated in footnotes to the table, share ownership includes shares subject to options or warrants that are presently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.

                               Shares of Common Stock    Percentage
Name of Beneficial Owner         Beneficially Owned       of Class
- --------------------------     ----------------------    ----------
R. Park Newton, III <F1>           1,293,812<F2>            26.1%
Smith Group <F3>                     641,272                13.7%
J. Theodore Biesanz <F4>             325,000<F5>             6.8%
Charles A. Ross <F6>                 285,000<F7>             5.8%
W. Carey Webb                        250,000<F8>             5.1%
John L. Caskey                        74,700<F9>             1.6%
W. Aris Newton                        72,700<F10>            1.5%
All directors and executive
officers as a group (6 persons)    1,791,212<F11>           33.1%

<F1> The business address of Mr. Newton is 100 North Tampa Street, Suite 3575,
     Tampa, Florida 33602.

<F2> Includes  (1)  440,112 shares owned jointly by Mr. Newton  and  his  wife directly or through a corporation wholly owned by Mr. and Mrs. Newton, over which Mr. Newton holds shared voting and investment power, (2) 200 shares owned directly, (3) 1,000 shares owned directly by his wife, as to which Mr. Newton disclaims any beneficial ownership, (4) 552,500 shares held in a limited partnership for the benefit of certain members of Mr. Newton's family, over which Mr. Newton and his wife have shared voting and investment power, and (5) 300,000 shares subject to warrants and options with exercise prices ranging from $1.00 to $7.43 per share.

<F3> David  J.  Smith, Jonathan E. Humphreys, Kyle K. Krueger, Apollo  Capital
     Management  Group,  L.P., a Delaware Limited Partnership,  SEAF,  Ltd,  a
     California Limited Partnership, MCM Partners, a California general partnership and J. Steven Emerson, filed a Schedule 13D on March 27,
     1996, that was subsequently amended on April 24, 1996, June 10, 1996, July 12, 1996, and again on July 26, 1996, in which they expressly affirm their membership in a group. (The group is referred to herein as the "Smith Group.") According to the Schedule 13D, as amended, Mr. Smith owns 180,000 shares and his address is 150 Second Avenue North, Suite 860, St. Petersburg, Florida 33701; Mr. Humphreys owns 76,000 shares and his address is 3400 Midway Drive, Santa Rosa, California 95405; Mr. Krueger owns 20,000 shares and his address is 150 Second Avenue North, Suite 860, St. Petersburg, Florida 33701; Apollo Capital Management Group, L.P. owns 172,000 shares and its address is 150 Second Avenue North, Suite 860, St. Petersburg, Florida 33701; SEAF, Ltd owns 7,272 shares and its address is 10506 Ilona Avenue, Suite 1410, Los Angeles, California 90064; MCM Partners owns 2,000 shares and its address is 134 North Street, Healdsburg, California 95448; and J. Steven Emerson owns 184,000 shares and his address is 10506 Ilona Avenue, Suite 1401, Los Angeles, California 90064.

<F4> The address of J. Theodore Biesanz is 4963 Bayshore Blvd., Tampa, Florida
     33611.

<F5> Includes  options  to purchase 95,000 shares at exercise  prices  ranging from $5.63 to $6.25 per share.

<F6> Mr.  Ross'  address  is 3315 Gulf of Mexico Drive,  #304,  Longboat  Key,
     Florida  34228.

<F7> Includes  options to purchase 285,000 shares at exercise  prices  ranging from $.53 to $1.70 per share.

<F8> Includes options to purchase 250,000 shares at an exercise price of $1.13 per share.

<F9> Includes 28,500 shares that Mr. Caskey owns jointly with his mother, over which Mr. Caskey exercises sole voting and investment power, and options to purchase 35,000 shares at an exercise price of $1.00 per share.

<F10>Includes  options  to purchase 65,000 shares at exercise  prices  ranging from $1.00 to $5.74 per share.

<F11>Consists  of  the  shares  listed in the table  that  are  deemed  to  be beneficially owned by Messrs. R. Park Newton, Webb, Caskey  and  W.  Aris
     Newton and options to purchase 100,000 shares at prices ranging from $1.00 per share to $1.44 per share held by two other executive officers.
[/FN]

    On August 1, 1996, as part of the settlement of litigation between the Company and the Smith Group, the Company entered into an agreement with the Smith Group to purchase, for a price of $3.30 per share, all 641,272 shares of Common Stock reported on the Smith Group's Schedule 13D as beneficially owned by it. The Board of Directors believes that such repurchase is in the best interests of the Company because it will allow the Company to avoid the expense and distraction of what was likely to have been protracted and expensive litigation involving, among other things, whether the actions of the Smith Group, in conjunction with other shareholders not named in the Smith Group's Schedule 13D, triggered the Company's rights plan. The closing of the repurchase is expected to occur on or before September 15, 1996. The Company holds irrevocable proxies from the seven members of the Smith Group and intends to vote their shares in favor of each of the proposals to which this proxy statement relates. See "Required Vote." In connection with the Company's repurchase of their shares, the members of the Smith Group have agreed that neither they nor any of their affiliates or associates will acquire any Common Stock for a two-year period ending August 1, 1998.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16 of the Securities Exchange Act of 1934, officers, directors and beneficial owners of more than 10% of Company's Common Stock are required to file reports with the Securities and Exchange Commission on Forms 3, 4 and 5 with respect to their ownership of Common Stock and acquisitions and depositions thereof. Based on a review of Forms 3, 4 and 5 submitted to the Company during the fiscal year ended June 30, 1996, the Company has ascertained that none of its officers, directors, or beneficial owners of more than 10% of Company's Common Stock were delinquent in their Section 16 filings.


                                  PROPOSAL 1:

           AMENDMENT OF COMPANY'S CERTIFICATE TO INCREASE AUTHORIZED
               COMMON STOCK FROM 7,500,000 TO 20,000,000 SHARES

     The Company's Certificate, at Article IX, Section (A), presently authorizes, in part, 7,500,000 shares of Common Stock, par value $0.001 per share. As of the Record Date, 4,666,866 shares of Common Stock were issued and outstanding. The number of authorized but unissued shares of Common Stock as of that date was 2,786,134, of which 474,600 were reserved for issuance pursuant to the Company's 1988 Stock Option Plan. The Company's Board of Directors has unanimously determined that an amendment to the Certificate to increase the number of authorized shares of Common Stock to 20,000,000 is advisable and voted to recommend it to the Company's shareholders for approval. The full text of the proposed amendment is set forth as part of Exhibit A.

    The increase in the number of authorized common shares will, among other things, make it possible for the Company to distribute all common shares (rather than preferred shares or a combination of common and preferred shares) to shareholders, in appropriate circumstances, in connection with the Company's rights plan.

    The Company has a rights plan (the "Rights' Plan") pursuant to which it distributed rights (the "Rights") to stockholders of record as of April 29,
1994 that are appurtenant to the Common Stock but become separately transferable in the event that they become exercisable. The purpose of the Rights Plan is to give the Company's Board of Directors the ability to ensure that stockholders receive a fair price for their shares in the event of a takeover, by requiring any person who seeks to acquire a significant block of Common Stock to obtain the waiver of the Rights Plan from the Board of Directors. The Rights become exercisable on the tenth calendar day after (1) the first public disclosure that a person or group (the "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Stock or (2) the commencement (or disclosure of an intent to commence) a tender or exchange offer for 15% or more of the outstanding Common Stock. When exercisable, the Rights entitle stockholders (other than the Acquiring Person) to purchase 1/100th of a share of Series A Participating Preferred Stock (the "Series A Preferred Stock") for each share of Common Stock held by them for a purchase price of $10 or in lieu of receiving Series A Preferred Stock, the holder may elect to receive that number of shares of Common Stock having a market value at the time equal to $20. Alternatively, the Board of Directors may, at its option, exchange all or part of the then outstanding and exercisable Rights (excluding Rights of the Acquiring Person) for stock at an exchange ratio of one share of Common Stock per Right. Each share of Series A Preferred Stock will have economic and voting rights substantially equivalent to one hundred shares of Common Stock.

    A group of stockholders, including David J. Smith, Jonathan E. Humphreys, Kyle K. Krueger, Apollo Capital Management Group L.P., Apollo Capital Corp., SEAF, Ltd., MCM Partners, and J. Steven Emerson (the "Smith Group"), filed a
Schedule 13D on March 27, 1996, that was subsequently amended on April 24, 1996, June 10, 1996, July 12, 1996, and again on July 26, 1996, stating, in part, that the Smith Group would consider seeking to elect its own nominees as directors of the Company or making or participating with others in an offer for the Company. The Smith Group's Schedule 13D, as amended, states, in part, that the Smith Group has "had and may continue to have discussions with third persons" and that the Smith Group has "requested that the Company call a special meeting in lieu of the Annual Meeting of Shareholders . . . and the [Smith Group] may solicit proxies in connection with such meeting to elect the [Smith Group's] own nominees as directors of the Company at such meeting." The Smith Group's Schedule 13D indicates that, as of May 31, 1996, the Smith Group beneficially owned in the aggregate 641,272 shares, representing approximately 13.74% of the outstanding shares of Common Stock. Based on conversations with the Smith Group, the Company believes that the Smith Group has consisted of more individuals than disclosed on the Schedule 13D and that the Smith Group owned, in the aggregate, more than 15% of the outstanding Common Stock, thereby triggering the Rights Plan. Prior to agreeing on August 1, 1996 to repurchase the 641,272 shares of Common Stock reported by the Smith Group on its Schedule 13D (see "Voting Securities"), the Company considered making a distribution of Common Stock to shareholders other than the Smith Group pursuant to the Rights Plan. However, such distribution would not be possible unless the Certificate is amended to increase the number of authorized shares of Common Stock.

    While the Company's repurchase of the Smith Group's shares (see "Voting Securities") makes any such proposed distribution moot, nevertheless, the Company believes that it is in the best interests of shareholders for the Company to have sufficient authorized but unissued shares of Common Stock to permit the Company to make a distribution of Common Stock under the Rights Plan in the event that the 15% threshold in the Rights Plan should be crossed by an Acquiring Person in the future. The Rights Plan will best serve its intended purpose of protecting the Company's shareholders if the Company has sufficient authorized but unissued shares to implement any form of share distribution permitted thereunder.

    The additional authorized shares sought by this proposal to amend the Certificate may be used for any other proper corporate purpose approved by the Board of Directors. The availability of additional authorized shares of Common Stock would also enable generally the Board of Directors to act with flexibility and dispatch when favorable opportunities arise to expand and strengthen the Company's business. Among the reasons for issuing additional shares would be to declare Stock dividends, to undertake acquisitions, to increase the Company's capital through a sale of Common Stock and to engage in other types of capital transactions. Authorized shares of the Company's Common Stock may be issued upon action by the Board of Directors without further stockholder approval. The Company has no present plans, agreements, commitments or undertakings with respect to the issuance and sale of the additional authorized shares of Common Stock. Shareholders do not have preemptive rights to purchase any additional shares issued.

    Although the Company currently has over 2,500,000 shares of authorized but unissued shares of Common Stock and 7,500,000 authorized but unissued shares of preferred stock, an increase in the number of authorized but unissued shares of the Company's Common Stock could make it more difficult for a person or group to assume control of the Company through an unfriendly or hostile takeover. In the event of such an attempt to gain control of the Company, the Board of Directors could potentially issue to persons not associated with such an attempt additional shares of the Company's Common Stock (or securities convertible or exercisable into the shares of the Company's Common Stock). Such additional issuance of Common Stock or other securities could dilute the ownership interest of existing shareholders and thus discourage or make more difficult the unfriendly acquisition of a controlling interest in the Company.

    The Board of Directors unanimously recommends that Stockholders execute their proxies FOR the adoption by written consent in lieu of a meeting on Proposal 1.


                                  PROPOSAL 2:

                  AMENDMENTS TO CERTIFICATE OF INCORPORATION

General Discussion

      The Company's Board of Directors has unanimously determined that certain amendments to the Certificate are advisable and voted to recommend them to the Company's stockholders for approval. The proposed amendments to the Company's Certificate would (a) classify the Board of Directors into three classes, as nearly equal in number as possible, each of which, after an interim arrangement, will serve for three years, with one class being elected each year; (b) provide that directors may be removed only with the approval of the holders of at least 75% of the voting power of the Company entitled to vote generally in the election of directors; (c) provide that any vacancy on the Board shall be filled by the majority of the directors then in office, though less than a quorum; (d) require that special meetings of stockholders can only be called by the Chairman of the Board, the Board of Directors or upon the request of the holders of at least 35% of the shares entitled to vote at the meeting; (e) require advance notice of stockholder introduction of business at stockholder meetings; and (f) increase the stockholder vote required to alter, amend or repeal the foregoing amendments or related amendments to the By-Laws from a majority to 75% of the voting power of the Company.

      As more fully discussed below, the Board of Directors believes the proposed amendments, taken together, would, if adopted, enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors and in the policies formulated by the Board, and, at the same time, effectively reduce the possibility that a third party could effect a sudden or surprise change in majority control of the Company's Board of Directors without the support of the incumbent Board. However, adoption of the proposed amendments may have significant effects on the ability of stockholders of the Company to change the composition of the incumbent Board of Directors and to benefit from certain transactions which are opposed by the incumbent Board. Accordingly, stockholders are urged to read carefully the following sections of this Proxy Statement, which describe the amendments and their purposes and effects, and Exhibit A hereto, which sets forth the full text of the proposed amendments to the Certificate, before voting on the proposed amendments.

     Approval of the proposed amendments to the Company's Certificate is being sought, through written shareholder consent to corporate action without a meeting, in an effort to secure fair treatment of the Company's stockholders in takeover situations and to reduce operational disruptions from such events. Although the proposed amendments are not being recommended in direct response to any specific effort of which the Company is aware to obtain control of the Company, the Board has considered the fact that in 1994, ASX Investment Corp. ("ASX"), acquired 338,928 shares of Common Stock, representing approximately 7.3% of the total outstanding shares, and thereafter filed suit against the Company alleging violation of certain provisions of federal securities laws. The Company believes that ASX's objectives may have included obtaining control of the Company or reselling its shares to the Company at a premium. Although the lawsuit remains pending, ASX subsequently sold all but approximately 35,000 shares.

      In recommending these proposed amendments, the Board also considered the existence and actions of the Smith Group (see Proposal 1), which indicated that it would consider making or participating with others in an offer for the Company, requested that the Company call a special meeting of shareholders in lieu of an annual meeting, and stated that it might solicit proxies to elect its own nominees as directors in connection with such special meeting. The Company has agreed to repurchase the Smith Group's shares. See "Voting Securities."

     The Certificate and the By-Laws do not now contain any provision intended by the Company to have or, to the knowledge of the Board of Directors having, an anti-takeover effect except for provisions of the By-Laws setting forth procedures for stockholder nomination of candidates for director and requirements for stockholders to call a special meeting of stockholders. However, under the Certificate, the stockholders have authorized and, as of the Record Date there were unissued 2,786,134 shares of Common Stock, 100,000 shares of unissued Series A Preferred Stock, 7,400,000 shares of unissued and undesignated Preferred Stock and 47,000 shares of Common Stock held in the treasury. Although the Board has no present intent of doing so (except with respect to 474,600 shares of Common Stock reserved for issuance upon exercise of outstanding options), shares of authorized and unissued Common Stock and Preferred Stock and shares of Common Stock held in the treasury could be issued in one or more transactions or Preferred Stock could be issued with terms, provisions and rights which would make more difficult and, therefore, less likely, to effect a takeover of the Company. It should be noted that the voting rights to be accorded to any series of Preferred Stock remain to be fixed by the Board of Directors. Accordingly, if the Board so authorized, the holders of Preferred Stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions under circumstances where Delaware law does not require such class vote, or might be given a disproportionately large number of votes.

     In addition, as discussed above under Proposal 1, the Company has adopted a Rights Plan.

     The Board believes that the adoption of the proposals summarized below is in the best interests of all the stockholders and recommends that the stockholders vote in favor of the adoption of each proposal.

     Item 2(a) - Amendment of Certificate to Provide for Classification of the Board of Directors. The By-Laws now provide that all directors are to be elected to the Company's Board of Directors annually for a term of one year. The By-Laws authorize the number of directors to be increased or decreased from time to time to a number between one and ten. The proposed new Article XV of the Certificate (as set forth in Exhibit A) provides that the Board shall be divided into three classes of directors, each class to be as nearly equal in number of directors as possible. If Proposal 2(a) is adopted, the Company's directors will be divided into three classes, and one director will serve for a term expiring at the 1996 annual meeting of stockholders, one director will serve for a term expiring at the 1997 annual meeting of stockholders and the remaining director will serve for a term expiring at the 1998 annual meeting of stockholders (in each case, until their respective successors are duly elected and qualified). If the proposed amendment is adopted, the By-Laws will be amended to be consistent with the proposed Certificate amendment relating to classification of the Board.

      The Certificate does not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the voting power of the outstanding shares of the Company's stock could now elect all of the directors being elected at any annual or special meeting of the Company's stockholders. However, the classification of the Board pursuant to the proposed amendments will apply to every election of directors, whether or not a change in control of the Company had occurred or the holders of a majority of the voting power of the Company desired to change the Board. The classification of directors will have the effect of making it more difficult to change the composition of the Board of Directors. At least two stockholder meetings, instead of one, will be required to effect a change in the control of the Board. The Board believes that the longer time required to elect a majority of a classified Board will help to assure the continuity and stability of the Company's management and policies in the future, since a majority of the directors at any given time will have prior experience as directors of the Company. It should also be noted that the classification provision will apply to every election of directors, whether or not a change in the Board would be beneficial to the Company and its stockholders and whether or not a majority of the Company's stockholders believes that such a change would be desirable.

      Item 2(b) - Removal of Directors and Filling Vacancies on the Board. Proposed Article XV of the Certificate provides, in part, that a director, or the entire Board of Directors, may be removed, with or without cause, by the affirmative vote of the holders of at least 75% of the voting power of the shares entitled to vote generally in the election of directors. Currently, the vote required under the Certificate (which is the same as the minimum vote which would now be required under the Delaware General Corporation Law) is a majority of the outstanding shares of the stock of the Company entitled to vote generally in the election of directors. At the annual meetings of stockholders held in 1993, 1994 and 1995, stockholders holding 50.2%, 80.4%
and 89.9%, respectively, of the voting power of the Company's voting stock were represented in person or by proxy.

      Currently, Article 3 of the By-Laws provides that a vacancy on the Board resulting from the removal of a director or directors shall be filled by majority vote of the stockholders and also provides that a vacancy on the Board occurring by reason of death or resignation may be filled for the unexpired term by the remaining directors, although less than a quorum. Proposed Article XV of the Certificate provides that a vacancy on the Board occurring during the course of the year, including a vacancy created by an increase in the number of directors, may be filled only by the remaining directors, and thus does not permit stockholders to fill Board vacancies, including vacancies resulting from removal of directors. In addition, proposed
Article XV provides that any new director elected to fill a vacancy on the Board will serve for the remainder of the full term of the class in which the vacancy occurred rather than (as is presently the case) until the next annual meeting of stockholders. It also provides that no decrease in the number of directors shall shorten the term of any incumbent. If the proposed amendment is adopted, the By-Laws will be amended to be consistent with the proposed Certificate amendment relating to Board vacancies.

      The provisions of the proposed amendment relating to the removal of directors and the filling of vacancies on the Board will promote continuity and stability in the Company's management, business and policies by precluding a third party from removing incumbent directors and simultaneously gaining control of the Board by filling the vacancies with its own nominees unless such third party controls 75% of the voting power of the Company's voting stock. Moreover, the provision that newly created directorships are to be filled by the Board would prevent a third party seeking majority representation on the Board of Directors from obtaining such representation simply by enlarging the Board and filling the new directorships created thereby with its own nominees.

     Item 2(c) - Nominations of Director Candidates. Proposed Article XVIII of the Certificate provides that nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, stockholders intending to nominate candidates for election must deliver written notice thereof to the Secretary of the Company not later than 60 days in advance of meetings at which directors are scheduled to be elected. The proposed amendment further provides that the notice shall set forth certain information concerning such nominee(s), including the name and business and residence address of each nominee, the principal occupation or employment of each such nominee, the number of shares of capital stock of the Company beneficially owned by each nominee and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominee(s), and the consent of each nominee to serve as a director of the Company if so elected. Under the proposed amendment, if the Chairman of the meeting determines that a nomination of any person was not made in compliance with the foregoing procedure, such nomination shall be void.

      The advance notice requirement, by regulating stockholder nominations at any meeting of stockholders, will afford the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, inform stockholders about such qualifications. Although the proposed amendment does not give the Board of Directors any power to approve or disapprove of stockholder nominations for the election of directors, it may have the effect of precluding a contest for the election of directors if the procedures established by it are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors, without regard to whether this might be harmful or beneficial to the Company and its stockholders.

      Item  2(d) - Introduction of Business at Stockholders' Meeting. Proposed
Article XVII of the Certificate provides that for business to be properly brought before an annual meeting, such business must be specified in a notice of meeting given by the Board or otherwise properly proposed by the Board, or be brought by a stockholder by giving notice thereof not less than 60 days before the meeting. The proposed Article also provides that a stockholder proposal must contain a brief description of the business and reasons for conducting the business at an annual meeting, the name and address of the stockholder making the proposal, the class and number of shares beneficially owned by such stockholder and any material interest of the stockholder in the business. The proposed amendment also provides that the Chairman of the meeting may determine that a stockholder proposal was not properly brought and therefore will not be placed before the meeting.

      This  advance notice requirement will enable the Board of  Directors  to consider the merits of stockholder proposals and, if deemed necessary or desirable by the Board, to inform stockholders as to its position on any such proposals. Although the amendment does not enable the Board to prevent the introduction of business, it may have the effect of precluding the introduction of a stockholder proposal if the procedures are not followed or it may discourage a stockholder from introducing a proposal, without regard to whether this might be harmful or beneficial to the Company and its stockholders.

     Item 2(e) - Calling of Special Stockholder Meetings. Proposed Article XVI of the Certificate would require that stockholder action be taken at an annual meeting of stockholders or at a special meeting of stockholders called by the Chairman of the Board of Directors, pursuant to a resolution adopted by a majority of the entire Board, or upon the application of stockholders owning at least thirty-five percent (35%) of the stock entitled to vote at the special meeting. Under current By-Law Section 2.4, which will be deleted if the proposed amendment is adopted, the Chairman of the Board, the President or the Board of Directors can call a special meeting of the stockholders and the Company is required to call such a special meeting upon the application of stockholders owning eighteen percent (18%) of the stock entitled to vote. On April 3, 1996, the Board amended By-Law Section 2.4 to increase requisite stock ownership from 10% to 18% for calling a special stockholder meeting.

      If the proposed amendment is adopted, stockholders owning less than 35% of the vote could not force stockholder consideration of a proposal over the opposition of the Board of Directors by calling a special meeting of stockholders prior to such time as the Board believed such consideration to be appropriate. Such a limitation will avoid the time and expense of requiring the Company to hold special meetings of stockholders on the application of a small minority of stockholders.

      Item 2(f) - Increased Stockholder Vote for Alteration, Amendment or Repeal of Proposed Amendments. Under the Delaware General Corporation Law, amendments to the Certificate require the approval of the holders of a majority of the outstanding stock entitled to vote thereon and of a majority of the outstanding stock of each class entitled to vote thereon as a class. The Delaware General Corporation Law also permits provisions in the Certificate which require a greater vote than the vote otherwise required by law for any corporate action. With respect to such super-majority provisions, the Delaware General Corporation Law requires that any alteration, amendment or repeal thereof be approved by an equally large stockholder vote. As permitted by these provisions of Delaware law, the proposed Articles XV, XVI, XVII and XVIII discussed above (see Items 2(a) - (e)) would require the concurrence of the holders of at least 75% of the voting power of the Company entitled to vote generally in the election of directors for the alteration, amendment or repeal thereof.

     The requirement of an increased stockholder vote is designed to prevent a stockholder with a majority of the voting power of the Company from avoiding the requirements of the proposed amendments by simply repealing them.

Purpose and Effects of the Proposed Amendments (Items 2(a) - 2(f))

      The purpose of the proposed amendments to the Certificate (Items 2(a) - 2(f)) and the related matters discussed above is to discourage certain types of transactions, described below, which involve an actual or threatened change of control of the Company. They are designed to make it more difficult and time-consuming to change majority control of the Board and thus to reduce the vulnerability of the Company to an unsolicited proposal for the takeover of the Company or an unsolicited proposal for the restructuring or sale of all or part of the Company. As more fully described below, the Board believes that, as a general rule, such unsolicited proposals are not in the best interests of the Company and its stockholders.

      There has been a trend towards the accumulation of substantial stock positions in public companies by third parties as a prelude to proposing a takeover or a restructuring or sale of all or part of the company or other similar extraordinary corporate action. Such actions are often undertaken by the third party without advance notice to or consultation with management of the company. In many cases, the purchaser seeks representation on the company's board of directors in order to increase the likelihood that its proposal will be implemented by the company. If the company resists the efforts of the purchaser to obtain representation on the company's board, the purchaser may commence a proxy contest to have its nominees elected to the board in place of certain directors or the entire board. In some cases, the purchaser may not truly be interested in taking over the company, but uses the threat of a proxy fight and/or a bid to take over the company as a means of forcing the company to repurchase its equity position at a substantial premium over market price.

      The Company's recent experiences with ASX and the Smith Group (described above under Proposal 1) suggest that these are not merely hypothetical concerns. The Board of Directors of the Company believes that the imminent threat of removal of the Company's management in such situations would severely curtail management's ability to negotiate effectively with such purchasers. Management would be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving the Company which may ultimately by undertaken. If the real purpose of a takeover bid were to force the Company to repurchase an accumulated stock interest at a premium price, management would face the risk that if it did not repurchase the purchaser's stock interest, the Company's business and management would be disrupted, perhaps irreparably.

      Takeovers or changes in management of the Company which are proposed and effected without prior consultation and negotiation with the Company's management are not necessarily detrimental to the Company and its stockholders. However, the Board believes that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company outweigh the disadvantages of discouraging such proposals.

      The proposed amendments will make more difficult or discourage a proxy contest or the assumption of control by a holder of a substantial block of the Company's stock or the removal of the incumbent Board and could thus increase the likelihood that incumbent directors will retain their positions. However, the proposed amendments will help ensure that the Board, if confronted by a surprise proposal from a third party which has acquired a block of the Company's stock, will have sufficient time to review the proposal and alternatives thereto and, if deemed appropriate, to seek a premium price for the stockholders.

      The proposed amendments are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's length negotiations with the Company's management and Board of Directors. The amendments, if they are adopted, could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. In addition, since the amendments are designed to discourage accumulations of large blocks of the Company's stock by purchasers whose objective is to have such stock repurchased by the Company at a premium, adoption of the amendments could tend to reduce the temporary fluctuations in the market price of the Company's stock which are caused by accumulations of large blocks of the Company's stock. Accordingly, stockholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price.


                                  PROPOSAL 3:

                          CLASSIFICATION OF DIRECTORS

     If the proposed amendment to the Certificate concerning classification of the Board into three groups (Item 2(a) above) is adopted, the term of one of the present directors, John L. Caskey, will expire at the 1996 annual meeting of stockholders, the end of the one-year term to which he was elected at the 1995 annual meeting; one present director, W. Aris Newton, shall serve for a term expiring at the 1997 annual meeting of stockholders; and the remaining director R. Park Newton, III shall serve for a term expiring at the 1998 annual meeting of stockholders (or, in all cases, until their respective successors are elected and qualified). Biographical sketches of the directors appear below. If any director fails to receive the vote (by written shareholder consent) necessary for classification, the term of such director shall expire at the 1996 annual meeting of stockholders and the vacancy so arising will be filled by the Board of Directors. If the proposed amendment to the Certificate of Incorporation concerning classification of the Board (Item 2(a) above) is adopted, in the event of the death or disqualification or inability to serve of any of the directors listed above, the vacancy so arising will be filled by the Board of Directors. Each of the Company's directors was elected at the 1995 annual meeting of stockholders. If the proposed amendment in Item 2(a) above is adopted, it is expected that the director whose term will expire at the 1996 annual meeting will be nominated for election to a three year term at that time. If the proposed amendment is not adopted, then all directors will continue to serve until the next annual meeting of stockholders or until their respective successors shall have been duly elected and qualified.

      Information concerning each of the Company's directors and executive officers is set forth below. R. Park Newton and W. Aris Newton are brothers.

      R. Park Newton, III, Chairman of the Board of Directors (age 52): Mr. Newton has been a Director of the Company since July 1986 and serves as a member of the Board's compensation committee. Mr. Newton served as President and Chief Executive Officer of the Company from its inception until August 15, 1994, when he resigned those positions and became Chairman of the Company's Board of Directors. Mr. Newton served as the Company's Secretary and Treasurer after the resignation of Douglas S. Gardner, the Company's previous Secretary and Treasurer until September of 1995 when Mr. Newton resigned from all officer positions of the Company and its subsidiaries. Mr. Newton has been engaged in the automotive equipment manufacturing and distributing business for over 15 years. Mr. Newton served as President of Autodynamics, Inc. since its inception in 1972. Autodynamics, Inc., an entity wholly-owned by Mr. Newton's father, has been engaged in the business of developing and marketing the technology comprising the Tire Matcher. Ride Control Systems, Inc., a corporation wholly-owned by Mr. Newton and his wife, has also been engaged in the business of developing and marketing the technology comprising the Tire Matcher. Mr. Newton has been engaged in various private business ventures during the past five years which have included, among other things, investments in real estate. Mr. Newton attended Clemson University.

      W. Aris Newton, Director and Vice President of the Company and President of Imeson Center, Inc. (age 43): Mr. Newton has been a Director of the Company since January 1992, a Vice President of the Company since April 1993, and has served as an employee in manufacturing and sales related capacities since 1988. Mr. Newton is a member of the Board's audit committee. Mr. Newton previously owned and operated Choate Newton Fertilizer Company from 1984 to 1988. Mr. Newton attended Clemson University.

     John L. Caskey, Director (age 50): Mr. Caskey has been a Director of the Company since March 1993. Mr. Caskey is a member of the Board's audit and compensation committees. Mr. Caskey has served since June 1985 as President and CEO of Casco, Inc., an investment Company that handles investments in mortgages, real estate, joint ventures and emerging companies. Mr. Caskey also served as President of All American Security, Inc. from July 1991 until November 1995 when it was sold. All American Security, Inc. provided home security for fire, health and theft through the use of monitoring and detection devices. Mr. Caskey received a bachelor's degree from the University of South Florida in 1972.

      W. Carey Webb, President and Chief Executive Officer of the Company (age
52): Mr. Webb was appointed President and Chief Executive Officer of the Company on August 15, 1994. Mr. Webb was an independent economic consultant to the Company pursuant to an Agreement for Consulting Services dated December 16, 1992 with respect to matters associated with the Confidential Settlement Agreement entered into with Sears. Prior to August 1994, Mr. Webb served as General Manager to TAW, Inc., a supplier of electrical components. Mr. Webb served as an independent economic and management consultant to various enterprises from 1991 to 1993 and, prior thereto, served as Executive Vice-President of Precision Enterprises, Inc., an entity that owns various automobile dealerships. Precision Enterprises Tampa, Inc., a subsidiary of Precision Enterprises, Inc., filed for Chapter 11 bankruptcy protection during Mr. Webb's employment at its parent corporation in January 1991. Previously, Mr. Webb spent approximately 17 years at Linder Industrial Machinery, Inc. in various management capacities. Mr. Webb received a bachelors degree from Georgia Institute of Technology and a Masters of Business Administration from Emory University.

      Timothy R. Barnes, Vice President, Secretary, Treasurer and Chief Financial Officer (age 38): Mr. Barnes joined the Company on August 7, 1995 as Vice President and Chief Financial Officer. He was appointed Secretary/Treasurer on September 27, 1995. Prior to joining the Company, Mr. Barnes served as Senior Vice President, Secretary, Treasurer and Chief Financial Officer of Medcross, Inc., a publicly-held company providing outpatient health care services. He is a certified public accountant and holds a Bachelor of Arts degree in Business Administration (Accounting) from the University of South Florida.

      Scott A. Glasscock, General Manager of Assix Automotive, Inc. (age  37):
Mr. Glasscock was hired as General Manager of the Company's automotive division in January 1995. Since 1984, Mr. Glasscock served in various positions for Goulds Pumps, Inc., where he was responsible for all aspects of customer service, field service, and territory growth, among other things. Mr. Glasscock has a Bachelor of Industrial Engineering degree from the Georgia Institute of Technology.

     Board of Directors and Board Committees. The Board of Directors held four meetings during the fiscal year ended June 30, 1996. All directors attended at least 75% of all meetings of the Board and Board committees on which they served during fiscal 1996.

      The Board of Directors has established two standing committees, an audit committee and a compensation committee, and also has established a special compensation committee. The Board does not have a nominating committee.

      Audit Committee. The audit committee is comprised of John L. Caskey  and
W. Aris Newton. The principal responsibilities of the audit committee are reviewing the Company's internal controls and the objectivity of its financial reporting, making recommendations regarding the engagement of the Company's independent auditors and reviewing the annual audit with the auditors. The audit committee did not hold any meetings independent of meetings of the full board of directors during fiscal 1996.

      Compensation Committee. The compensation committee is comprised of R. Park Newton and John L. Caskey. The compensation committee is responsible for approving compensation arrangements for senior management. During fiscal 1996, the compensation committee did not hold any meetings independent of meetings of the full board of directors.

      Compensation of Directors. In April 1993, the Board of Directors adopted a policy whereby directors of the Company receive a $500 monthly allowance for attendance at Board and committee meetings, including meetings of its audit and compensation committees. Each director was paid $6,000 for services rendered as a director during the fiscal year ended June 30, 1996. While directors are entitled to reimbursement for reasonable travel expenses incurred in attending such meetings, no reimbursements were requested for meetings held during fiscal 1996.


                             EXECUTIVE COMPENSATION

      The following table summarizes the compensation paid or accrued by the Company for services rendered during the three fiscal years ended June 30, 1996 to the Company's Chief Executive and to its Chairman of the Board (the "named executives"). No other executive officers had total salary and bonus that exceeded $100,000 during the fiscal year ended June 30, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                  Long Term Compensation
                                                             -------------------------------
                                Annual Compensation                  Awards          Payouts
                       ------------------------------------  ----------------------  -------
         (a)            (b)     (c)        (d)      (e)        (f)          (g)        (h)        (i)
                                                   Other                 Securities
                                                   Annual    Restricted  Underlying            All Other
       Name and                                   Compensa-     Stock     Options/     LTIP     Compen-
  Principal Position   Year  Salary<F1> Bonus<F1> tion<F2>    Award(s)    SARs (#)   Payouts     sation
- ---------------------  ----  ---------- --------- ---------  ----------  ----------  -------  ------------
W. Carey Webb          1996    $190,000   $50,000         *          $0           0       $0    $1,969<F4>

President and Chief    1995     172,500   169,635         *           0     250,000        0       990<F4>
Executive Officer <F3> 1994           0         0        $0           0           0        0   275,000<F5>

R. Park Newton         1996     180,000         0         *           0           0        0     6,000<F6>
Chairman of the Board  1995     180,000         0   $18,376           0           0        0     6,000<F6>
                       1994     122,675   857,325         *           0     200,000        0     7,172<F7>

* Less than the lesser of 10% of salary and bonus or $50,000.

<F1> Amounts shown include cash and non-cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

<F2> Amounts shown include the cost of (i) Company provided automobiles and (ii)
     Company paid social and business club dues.

<F3> Mr. Webb was appointed President and Chief Executive officer effective
     August 15, 1994.

<F4> Represents the cost of life insurance in excess of $50,000.

<F5> Represents compensation paid pursuant to a consulting agreement with Mr.
     Webb prior to his appointment as President and Chief Executive Officer.

<F6> Represents compensation for serving on the Board of Directors

<F7> Includes $6,000 compensation for serving on the Board of Directors and
     $1,172 for split dollar life insurance.

   Options. The following table sets forth certain information with respect to options granted during the fiscal year ended June 30, 1996 to the named executives.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                          Individual Grants
                              Number of
                             Securities          Percent of Total
                             Underlying        Options/SARs Granted    Exercise or
                            Options/SARs      to Employees in Fiscal    Base Price     Expiration
          Name               Granted (#)               Year               ($/Sh)          Date
- ------------------------   -------------      ----------------------   -----------     ----------

W. Carey Webb                     0                     0                  N/A            N/A

R. Park Newton, III               0<F1>                 0                  N/A            N/A

<F1> Options  to acquire 300,000 shares were awarded by the special compensation committee, but have not been issued since the full Board of Directors must first amend the Rights Plan in order to specifically allow the grant of the referenced options to Mr. Newton. It is expected that these options will be exercisable for a term of ten years at an exercise price of $1.00 per share.

     The following table sets forth certain information with respect to options exercised during fiscal 1996 by the named executives and with respect to unexercised options held by each such person at the end of fiscal 1996.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTIONS/SAR VALUES

                                                                                       Value of
                                                                                Unexercised In-the-Money
                                                    Options/SARs at FY-End(#)   Options/SARs at FY-End($)
                     Shares Acquired    Value      --------------------------  --------------------------
       Name          on Exercise (#)  Realized($)  Exercisable  Unexercisable  Exercisable  Unexercisable
- -------------------  ---------------  -----------  -----------  -------------  -----------  -------------

W. Carey Webb               None          N/A        250,000          0          $311,250         $0

R. Park Newton, III         None          N/A        300,000          0<F2>      $275,000          0<F2>

<F1> Based on closing bid prices of the Company's Common Stock of $2.375 at
     June 30, 1996.

<F2> Mr. Newton also was awarded, by the Company's Special Compensation
     Committee, options to acquire 300,000 shares at an exercise price of $1.00 per share for a period of ten years from the date of grant. However, such options have not been issued as of the date of this consent solicitation statement due to the requirements that the Company's full Board of Directors take certain actions prior to granting such options.

      Employment Contracts and Termination of Employment and Change-in-control Arrangements. On March 8, 1994, R. Park Newton, III, the Company's former President and Chief Executive Officer and currently Chairman of the Board and a director, entered into an employment agreement with the Company having a term of five years. The employment agreement, as amended, provides for base compensation of $180,000 per year, a company provided automobile, comprehensive medical coverage and other fringe benefits. In the event Mr. Newton's employment is terminated for cause, he will be entitled to his accrued base salary and reimbursement for any expenses through the date of termination. In the event Mr. Newton is terminated without cause, he will be entitled to his base salary accrued through the date of termination and reimbursement for expenses accrued through the date of termination, as well as all base salary and fringe benefits which would have been payable during the remainder of the five-year term of his Employment Agreement. Pursuant to his Employment Agreement, in April 1994 the Company awarded Mr. Newton ten-year options to purchase 200,000 shares at an exercise price of $1.00 per share. Mr. Newton's Employment Agreement contains a non-compete provision under which Mr. Newton may not compete with the Company during the term of the Employment Agreement and, in the case of his termination for cause, for a period of six months thereafter. Mr. Newton also agrees during those same periods not to interfere with or seek to employ any of the Company's employees Mr. Newton is also entitled to certain payments upon a "change of control" (as defined) of the Company. At any time within the first six months following a "change of control" or thereafter within three years following a "change of control" in the event that: (i) Mr. Newton's employment is terminated without cause, or
(ii) he is removed from the office of Chairman of the Board, or (iii) reduction in his power and authority generally commensurate with the position of Chairman of the Board, or (iv) a Company-required relocation outside of Tampa, Florida, Mr. Newton has the right to terminate the Employment Agreement and receive a one-time lump sum severance payment equal to two and nine-tenths times the total amount of the annual base salary payable to Mr. Newton.
Certain  provisions  limit  and adjust the severance  benefits  payable  to  Mr.
Newton following a "change of control" in the event counsel to the Company determines that such payments would constitute "parachute payments" within the meaning of the Internal Revenue Code of 1986, as amended. In the event of a
"change of control," Mr. Newton also shall have the right to compel the Company to purchase any outstanding options at a price equal to the greater of $7.50 per share or the average of the closing bid and asked prices on the day preceding the "change of control."

      The Company entered into an Employment Agreement with W. Carey Webb, whereby he became its President and Chief Executive Officer, commencing August 15, 1994 and continuing for a five year period. Mr. Webb's current base salary is $192,000 per year subject to review annually or more frequently, if appropriate, by the Board of Directors or the Board's compensation committee. The Employment Agreement also provides for a performance/incentive bonus to be paid to Mr. Webb as determined by the Board of Directors or its compensation committee. As a signing bonus intended to induce Mr. Webb to accept the
Company's offer of employment, the Company paid $169,635 to Mr. Webb. Additionally, the Company granted Mr. Webb non-qualified options with a ten-year term to acquire 250,000 shares of its Common Stock at an exercise price per share of $1.13. Options to acquire 100,000 shares vested in full upon Mr. Webb's execution of his Employment Agreement and the remaining options vest in 50,000 share increments when the average bid and asked prices for the Common Stock over a thirty-day period reach, respectively, $2.00. $4.00 and $6.00 per share. Based upon Mr. Webb's performance, the Board of Directors subsequently waived the remaining vesting requirements.

      Mr.  Webb's  Employment Agreement also obligated the Company to  reimburse
Mr. Webb for his reasonable legal fees incurred in connection with the negotiation and execution of his Employment Agreement, for reasonable moving expenses incurred in connection with his relocation to Tampa, Florida and for the amount, not to exceed $100,000, by which the net sales proceeds of the sale of his Lakeland residence are less than the appraised value of that residence. Mr. Webb's Employment Agreement also provides Mr. Webb with a Company automobile and reimbursement of related operating expenses, comprehensive medical coverage on Mr. Webb and his dependents, life insurance, long-term disability insurance, fees and expense for one downtown Tampa luncheon club and a country club, and vacation time of at least three weeks annually.

      In the event Mr. Webb's employment is terminated for cause, Mr. Webb will be entitled to his accrued base salary and reimbursement for any expenses incurred through the date of termination. In the event Mr. Webb is terminated without cause, Mr. Webb will be entitled to his base salary accrued through the date of termination and reimbursement for expenses incurred through the date of termination, as well as base salary and fringe benefits which would have been payable during the remainder of the five year term of his Employment Agreement. Mr. Webb's Employment Agreement contains a non-compete provision under which Mr. Webb may not compete with the Company during the term of the agreement and, in the case of his termination for cause, for a period of six months thereafter. Mr. Webb also agrees during those same periods not to interfere with or seek to employ any of the Company's employees.

      Mr. Webb is also entitled to certain payments upon a "change of control" (as defined) of the Company. At any time within six months of the "change of control," or within three years of a "change of control" in the event that:
(i) Mr. Webb's employment is terminated without cause; or (ii) he is removed from the offices of President or Chief Executive Officer or (iii) his power and authority is reduced below that generally commensurate with the position of President and Chief Executive Officer; or (iv) a Company-required relocation outside of Tampa, Florida, Mr. Webb is allowed to terminate the
Employment Agreement and receive a one-time lump sum severance payment equal to two and nine-tenths times the total amount of the annual base salary payable to Mr. Webb. Certain provisions limit and adjust the severance benefits payable to Mr. Webb following a "change of control" in the event counsel to the Company determines that such payments would constitute "parachute payments" within the meaning of the Internal Revenue Code of 1986, as amended. In the event of a "change of control", Mr. Webb shall also have the right to compel the Company to purchase any outstanding options at a price equal to the greater of $7.50 per share or the average of the closing bid and asked prices on the day preceding the "change of control."

      In connection with Mr. Webb's employment, the Company also entered into an Indemnity Agreement under which the Company agreed to indemnify and hold Mr. Webb harmless against all expenses, judgments, fines, penalties, etc. reasonably incurred by him in connection with his service to the Company; provided, however, that such indemnification only applies following a specific determination that Mr. Webb acted in good faith and in a manner he reasonably believed to be in or not opposed to, the best interest of the Company and that such indemnification is otherwise proper under the provisions of the Delaware General Corporation Law.

      The Company entered into an Employment Agreement with Timothy R. Barnes, whereby he became its Vice President and Chief Financial Officer, commencing August 7, 1995 and continuing for a one-year period. The Employment Agreement automatically renews for additional one-year periods unless either party provides a 90-day notice of non-renewal. Mr. Barnes' initial base salary was $75,000 per year subject to review annually or more frequently, if appropriate, by the Board of Directors or the Board's compensation committee. In the event Mr. Barnes' employment is terminated for cause, Mr. Barnes will be entitled to his accrued base salary and reimbursement for any expenses through the date of termination. In the event Mr. Barnes is terminated without cause, Mr. Barnes will be entitled to his base salary accrued through the date of termination and reimbursement for expenses accrued through the date of termination, as well as base salary and fringe benefits which would have been payable during the remaining term of his Employment Agreement. Additionally, the Company granted Mr. Barnes non-qualified options with a ten-year term to acquire 75,000 shares of its Common Stock at an exercise price per share of $1.4375. Options to acquire 17,500 shares vested in full upon the completion of one-year of service and two-years of service. Of the remaining 40,000 shares, 15,000, 10,000, and 15,000 vest when the average bid and asked prices for the Common Stock over a thirty-day period reach, respectively, $2.50, $4.00 and $6.00 per share. Based upon Mr. Barnes' performance, the Board of Directors subsequently waived the remaining vesting requirements. Mr. Barnes' Employment Agreement contains a non-compete provision under which Mr. Barnes may not compete with the Company during the term of the agreement and, in the case of his termination for cause, for a period of six months thereafter. Mr. Barnes also agrees during those same periods not to interfere with or seek to employ any of the Company's employees.

      Mr. Barnes is also entitled to certain payments upon a "change of control" (as defined) of the Company. At any time within six months of the
"change of control," or within three years of a "change of control" in the event that: (i) Mr. Barnes' employment is terminated without cause; or (ii) he is removed from the offices of Vice President or Chief Financial Officer; or (iii) his power and authority is reduced below that generally commensurate with the position of Vice President or Chief Financial Officer; or (iv) a
Company-required relocation outside of Tampa, Florida, Mr. Barnes is allowed to terminate the Employment Agreement and receive a one-time lump sum severance payment equal to two and nine-tenths times the total amount of the annual base salary payable to Mr. Barnes. Certain provisions limit and adjust the severance benefits payable to Mr. Barnes following a "change of control" in the event counsel to the Company determines that such payments would constitute "parachute payments" within the meaning of the Internal Revenue Code of 1986, as amended. In the event of a "change of control," Mr. Barnes shall also have the right to compel the Company to purchase any outstanding options at a price equal to the greater of $7.50 per share or the average of the closing bid and asked prices on the day preceding the "change of control."

      In connection with Mr. Barnes' employment, the Company also entered into an Indemnity Agreement under which the Company agreed to indemnify and hold Mr. Barnes harmless against all expenses, judgments, fines, penalties, etc. reasonably incurred by him in connection with his service to the Company; provided, however, that such indemnification only applies following a specific determination that Mr. Barnes acted in good faith and in a manner he reasonably believed to be in or not opposed to, the best interest of the Company and that such indemnification is otherwise proper under the provisions of the Delaware General Corporation Law.

      Indemnification of Company Officers and Directors. As a result of ASX Investments, Inc. bringing suit in Delaware Court against all Excal officers and directors, the Company entered into formal indemnity agreements with all existing officers and directors, except Kerry Marler, to supplement and insure that they would receive the protection allowed under Delaware law. The Company entered into Indemnity Agreements with R. Park Newton, III, John L. Caskey, Charles A. Ross and W. Aris Newton under which the Company agreed to indemnify and hold harmless such individuals against all expense, judgments, fines, penalties, etc. reasonably incurred by each in connection with their services to the Company. However, such indemnification only applies following a specific determination that such individuals acted in good faith and in a manner which each reasonably believed to be in the best interest of the Company. The Board of Directors previously authorized the advance of costs and expense incurred by R. Park Newton, III, the Company's current Chairman of the Board and a director, as well as those costs and expenses incurred by Douglas Gardner, Richard Russell, Charles Ross, Richard W. Brewer and George Crook, all of whom are former officers, directors, employees or agents of the Company, in connection with an investigation by the Securities and Exchange Commission. Such advances were conditioned on repayment if it was ultimately determined that the person on whose behalf the advance was made did not meet the statutory standards of conduct required for indemnification. Under Delaware law, such person may only be indemnified to the extent that they are determined to have acted in good faith and in a manner reasonably believed by them to be in the best interest of the Company. In connection with the Commission's investigation, the Company's Board of Directors engaged counsel to conduct an internal investigation of the matters underlying the Commission's investigation. Based upon such report on the matters raised by the Commission's investigation, the Board of Director's has discovered no evidence that the referenced officers, directors, employees and agents acted other than in good faith and in a manner which they reasonably believed to have been in the best interests of the Company in discharging their duties. Accordingly, the Board of Directors has determined that the referenced individuals are entitled to indemnification for costs and expenses incurred in connection with the Commission investigation referenced above.

      The Board of Directors recommends that stockholders execute their proxies FOR the adoption by written consent in lieu of a meeting of Proposal 3.


                                 REQUIRED VOTE

   The affirmative vote of the holders of fifty-one percent (51%) of the shares outstanding at the close of business on the Record Date is required for the adoption of each proposal by written consent of stockholders without a meeting. Abstentions and broker non-votes will not be counted. The Board of Directors recommends that stockholders execute their proxies FOR the adoption by written consent in lieu of a meeting of all proposed Items 1, 2(a) - (f) and 3.

   The Company has an agreement to repurchase the 641,272 shares of Common Stock owned by the Smith Group. See "Voting Securities." Pursuant to such agreement, the Company holds an irrevocable proxy to vote the Smith Group shares, which constituted approximately 13.7% of the Common Stock outstanding on the Record Date, and intends to vote such shares FOR each of the proposals. Additionally, officers and directors of the Company own 1,041,212 shares of Common Stock (excluding presently exercisable options), constituting approximately 22.3% of the Common Stock outstanding on the Record Date, and have advised the Company that they intend to vote their shares FOR the proposals.

                           ANNUAL REPORT

   A copy of the Company's annual report for the fiscal year ended June 30, 1996 accompanies this proxy statement. Additional copies may be obtained by writing to Timothy R. Barnes, Vice President and Chief Financial Officer, at 100 North Tampa Street, Suite 3575, Tampa Florida 33602.


                       STOCKHOLDER PROPOSALS

   Regulations of the Securities and Exchange Commission require disclosure of the date by which stockholder proposals must be received by the Company in order  to  be  included in the Company's proxy materials  for  the  next  annual meeting. In accordance with these regulations, stockholders are hereby notified that if they wish a proposal to be included in the Company's proxy statement and form of proxy for the Company's 1996 annual meeting, a written copy of their proposal must have been received at the Company's principal executive offices no later than June 30, 1996. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in the Company's proxy materials.


                      EXPENSES OF SOLICITATION

   The cost of soliciting proxies will be borne by the Company. To assist in the solicitation of proxies, the Company has engaged Kissel Blake, Inc. for a fee of $11,000, plus reasonable out-of-pocket expenses. In addition, the Company will reimburse brokers, banks and other persons holding stock in their names, or in the names of nominees, for their expenses in sending these proxy materials to beneficial owners. Proxies may be solicited by present or former directors, officers and other employees of the Company, who will receive no additional compensation therefor, through the mail and through telephone, fax, e-mail or telegraphic communications to, or by meetings with, stockholders or their representatives.

August 30, 1996

   STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.
                                    EXHIBIT A
                AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

                       AMENDMENTS OF EXISTING PROVISIONS

[Proposal 1]:

  Article IV, Section (A) is amended to read as follows:

                                  ARTICLE IV

   (A) The maximum number of shares of all classes of stock which the Corporation is authorized to have outstanding at any one time is 27,500,000 shares, of which 7,500,000 shares shall be preferred stock, par value $0.01 per share, issuable in one or more shares, (the "Preferred Stock"), and 20,000,000 shares shall be Common Stock, par value $0.001 per share (the "Common Stock"). All or any part of the Common Stock and Preferred Stock may be issued by the Corporation from time to time and for such consideration as the Board of Directors may determine. All of such shares, if and when issued, and upon receipt of such consideration by the Corporation, shall be fully paid and non-assessable.

  Article IV, Sections (B) and (C) shall remain unchanged.


                                   ADDITIONS

  Adopt the following as Articles XV, XVI, XVII and XVIII of the Certificate.


                                  ARTICLE XV

[Proposal 2(a)]:

      (A) Number, election and terms of Directors. Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the Directors of the Company shall be fixed from time to time by or pursuant to the By-Laws of the Company. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the
Company, one class to be originally classified for a term expiring at the annual meeting of stockholders to be held in 1996, another class to be originally classified for a term expiring at the annual meeting of stockholders to be held in 1997, and another class to be originally classified for a term expiring at the annual meeting of stockholders to be held in 1998, with each director to hold office until his or her successor shall have been duly elected and qualified. At each meeting of the stockholders of the Company, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

[Proposal 2(b)]:

      (B) Newly created directorships and vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

[Proposal 2(b)]:

      (C) Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with or without cause, only by the affirmative vote of the holders of 75% of the voting power of all shares of the Company entitled to vote generally in the election of Directors, voting together as a single class.

[Proposal 2(f)]:

       (D) Amendment, repeal, or alteration. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article XV.


                                  ARTICLE XVI

[Proposal 2(e)]:

      (A) Calling of Special Stockholders Meetings. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Company may be called only by the Chairman of the Board, by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by written requests signed, dated and delivered to the Secretary of the Company by the holders of record of at least 35% of all the votes entitled to be cast on the issues proposed to be considered at the meeting and describing the purposes for which it is to be held.

[Proposal 2(f)]:

       (B) Amendment, repeal, or alteration. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article XVI.


                                 ARTICLE XVII
[Proposal 2(d)]:

      (A) Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days prior to the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in this Certificate to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article XVII. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article XVII and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.




[Proposal 2(f)]:

       (B) Amendment, repeal, or alteration. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article XVII.


                                 ARTICLE XVIII

[Proposal 2(c)]:

      (A) Eligibility to Make Nominations. Nominations of candidates for election as directors of the Company at any meeting of stockholders called for election of directors, in whole or in part (an "Election Meeting"), may be made by the Board of Directors ("Board") or by any stockholder entitled to vote at such Election Meeting.

      (B) Procedure for Nominations by the Board of Directors. Nominations made by the Board shall be made as provided in the By-Laws.

      (C) Procedure for Nominations by Stockholders. Not less than 60 days prior to the date of the Election Meeting any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the Company setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Company which are beneficially owned by each such nominee and
(iv) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent to serve as a director of the Company, if elected, of each such nominee.

      (D) Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with paragraph 2 or paragraph 3 hereof and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

      (E) Determination of Compliance with Procedures. If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

[Proposal 2(f)]:

       (F) Amendment, repeal, or alteration. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article XVIII.

                            EXCAL ENTERPRISES, INC.

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

   The undersigned, having received the Proxy Statement relating to the proposals listed below, appoints W. Carey Webb and Timothy R. Barnes, and each or either of them, as proxies, with full power of substitution and resubstitution, to execute a written consent to stockholder action without a meeting for all shares of Common Stock of Excal Enterprises, Inc. which the undersigned is entitled to vote, in the manner specified.

THIS PROXY WILL BE VOTED, BY WRITTEN STOCKHOLDER CONSENT TO CORPORATE ACTION WITHOUT A MEETING AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH
OF THE PROPOSALS.


Proposal 1:      Amendment of Certificate to increase authorized common shares from 7,500,000 to 20,000,000 common shares.
        _              _                   _
       |_| FOR        |_| AGAINST         |_|  ABSTAIN


Proposal 2(a):   Amendment of Certificate to Provide for Classification of the
Board of Directors.
        _              _                   _
       |_| FOR        |_| AGAINST         |_|  ABSTAIN

Proposal 2(b):   Amendment of Certificate Concerning Removal of Directors and
          Filling Vacancy on the Board.
        _              _                   _
       |_| FOR        |_| AGAINST         |_|  ABSTAIN

Proposal 2(c):   Amendment of Certificate Concerning Nomination of Director
          Candidates.
        _              _                   _
       |_| FOR        |_| AGAINST         |_|  ABSTAIN

Proposal 2(d):   Amendment of Certificate Concerning Introduction of Business
          at Stockholders' Meeting.
        _              _                   _
       |_| FOR        |_| AGAINST         |_|  ABSTAIN

Proposal 2(e):   Amendment of Certificate Concerning Calling of Special
          Stockholders Meetings.
        _              _                   _
       |_| FOR        |_| AGAINST         |_|  ABSTAIN

Proposal 2(f):   Amendment of Certificate Concerning Increased Stockholder
          Vote for Alteration, Amendment or Repeal of Proposed Amendment.
        _              _                   _
       |_| FOR        |_| AGAINST         |_|  ABSTAIN

Proposal 3: Classification of Directors

John  L.  Caskey for a term expiring at the 1996 annual meeting of stockholders.
W.  Aris  Newton for a term expiring at the 1997 annual meeting of stockholders.
R. Park Newton, III for a term expiring at the 1998 annual meeting of stockholders.

        _              _                   _
       |_| FOR        |_| AGAINST         |_|  ABSTAIN

For all except the following director(s):

______________________________________________________________________________
_____________________



                           Dated: _________________________________, 1996

                                  _________________________________(SEAL)

                                  _________________________________(SEAL)
                            (Please sign exactly as name or
                            names appear hereon. Executors, administrators, trustees or other representatives should so indicate when signing.)